UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2021

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility

On August 6, 2021, Organogenesis Holdings Inc., as borrower (the “Company”) and its subsidiaries, Organogenesis Inc. and Prime Merger Sub, LLC, as guarantors (together, the “Subsidiaries”), and Silicon Valley Bank, as Administrative Agent, Lead Arranger, Bookrunner, Issuing Lender and Swingline Lender, and the several other lenders from time to time party thereto (the “Lenders”) entered into a Credit Agreement (the “Credit Agreement”) providing for a term loan facility not to exceed $75,000,000 (the “Term Loan Facility”) and a revolving credit facility not to exceed $125,000,000 (the “Revolving Facility”, and together with the Term Loan Facility, the “Debt Facility”).

Advances made under the Debt Facility may be either Eurodollar Loans or ABR Loans, at the Company’s option. For Eurodollar Loans, the interest rate is a per annum interest rate equal to LIBOR plus an Applicable Margin as follows: (i) if the Total Net Leverage Ratio is greater than or equal to 3.250x, 3.25%; (ii) if the Total Net Leverage Ratio is greater than or equal to 2.50x but less than 3.25x, 2.75% ; (iii) if the Total Net Leverage Ratio is greater than or equal to 2.00x but less than 2.50x, 2.50%; (iv) if the Total Net Leverage Ratio is greater than or equal to 1.50x but less than 2.00x, 2.25% and (v) if the Total Net Leverage Ratio is greater than or equal to 1.50x, 2.00%. For ABR Loans, the interest rate is equal to (1) the highest of (a) the Wall Street Journal Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) the LIBOR rate plus 1.0%, plus (2) an Applicable Margin as follows: (i) if the Total Net Leverage Ratio is greater than or equal to 3.250x, 2.25%; (ii) if the Total Net Leverage Ratio is greater than or equal to 2.50x but less than 3.25x, 1.75% ; (iii) if the Total Net Leverage Ratio is greater than or equal to 2.00x but less than 2.50x, 1.50%; (iv) if the Total Net Leverage Ratio is greater than or equal to 1.50x but less than 2.00x, 1.25%; and (v) if the Total Net Leverage Ratio is greater than or equal to 1.50x, 1.00%.

The Credit Agreement requires the Company to make consecutive quarterly installment payments of principal in an amount equal to (a) from September 30, 2021 through and including June 30, 2022, 0.625% of the original principal amount of the Term Loans; (b) from September 30, 2022 through and including June 30, 2023, 1.250% of the original principal amount of the Term Loans; (c) from September 30, 2023 through and including June 30, 2025, 1.875% of the original principal amount of the Term Loans and (d) from September 30, 2025 and the last day of each quarter thereafter until August 6, 2026 (the “Term Loan Maturity Date”), 2.50% of the original principal amount of the Term Loans. Interest payments are due (i) in the case of ABR Loans, on the first business day of each calendar quarter; (ii) in the case of a Eurodollar Loan with an Interest Period of three months or less, on the last business day of such Interest Period; (iii) in the case of a Eurodollar Loan with an Interest Period longer than three months, on each day that is three months after the first day of such Interest Period and the last business day of such Interest Period; and (iv) as to any Loan, on the date of any repayment or prepayment made in respect thereof.

The Company’s final payment on the Term Loan Facility, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan Facility. The Company may prepay the Term Loan Facility, provided that any Term Loans prepaid prior to August 6, 2022 must be accompanied by a prepayment premium equal to 1.00% of the aggregate amount of Term Loans prepaid. Once repaid, amounts borrowed under the Term Loan Facility may not be re-borrowed.

The Company must pay in arrears, on the first day of each quarter prior to August 6, 2026 (the “Revolving Termination Date”) and on the Revolving Termination Date, a fee for the Company’s non-use of available funds in amount equal to the Commitment Fee Rate per annum, multiplied by the difference between (x) the Total Revolving Commitments and (y) the sum of (A) the average for the period of the daily closing balance of the Revolving Loans, excluding the aggregate principal amount of Swingline Loans, (B) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (c) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans or Swingline Loans. The Commitment Fee Rate is equal to (i) if the Total Net Leverage Ratio is greater than or equal to 3.250x, 0.45%; (ii) if the Total Net Leverage Ratio is greater than or equal to 2.50x but less than 3.25x, 0.40% ; (iii) if the Total Net Leverage Ratio is greater than or equal to 2.00x but less than 2.50x, 0.35%; (iv) if the Total Net Leverage Ratio is greater than or equal to 1.50x but less than 2.00x, 0.30%; and (v) if the Total Net Leverage Ratio is greater than or equal to 1.50x, 0.25%. The maturity date for advances made under the Revolving Facility is the Revolving Termination Date. The Company may elect to reduce or terminate the Revolving Facility in its entirety at any time by repaying all outstanding principal, unpaid accrued interest and, with respect to any such reduction or termination of the Revolving Commitments made prior to August 6, 2022, 1.00% of the aggregate amount of the Revolving Commitments so reduced or terminated.

Under the Credit Agreement, the Company is required to comply with certain financial covenants. The Company may not permit the Consolidated Fixed Charge Coverage Ratio of the Group Members at the last day of any period of four consecutive fiscal quarters, commencing with the fiscal quarter ending September 30, 2021, to be less than 1.25:1.00.

Additionally, the Company may not permit the Consolidated Total Net Leverage Ratio of the Group Members at the last day of any period of four consecutive fiscal quarters, commencing with the fiscal quarter ending September 30, 2021, to exceed the following ratios: (i) for the trailing four fiscal quarters ending September 30, 2021, December 31, 2021, March 31, 2022, June 30, 2022 and September 30, 2022, a ratio of 3.50:1.00; (ii) for the trailing four fiscal quarters ending December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023, a ratio of 3.25:1.00; and (iii) for the trailing four fiscal quarters ending December 31, 2023 and each fiscal quarter thereafter, a ratio of 3.00:1.00.

The Credit Agreement requires the Company to make representations and warranties and comply with covenants that are customary in loan agreements of this type, including restrictions on the payment of dividends, repurchase of stock, incurrence of indebtedness, dispositions and acquisitions. The Credit Agreement also contains customary events of default, including non-payment of principal or interest, violations of covenants, bankruptcy, change of control, cross defaults to other debt and material judgments. The Company’s obligations to the Lenders are secured by substantially all of Company’s assets, including intellectual property.

The Company intends to use any proceeds from the Debt Facility for general corporate purposes and repayment of the Prior Credit Facility (as described below).

The foregoing description of the Debt Facility is only a summary and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Legacy Stockholders Sale Restriction Agreement

Our large legacy stockholders, which consist of Alan Ades, Albert Erani, Dennis Erani, Glenn Nussdorf and their related trusts and limited liability companies that they control (collectively, the “Legacy Stockholders”), have agreed with the Company effective August 9, 2021 that they will not sell any shares of the Company’s capital stock that they hold until at least March 1, 2022 unless any such sale is completed in an orderly fashion as part of an underwritten secondary public offering. Alan Ades and Glenn Nussdorf are members of the Company’s Board of Directors, and the Legacy Stockholders are members of a group of stockholders that collectively holds in excess of 40% of the Company’s outstanding capital stock.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 6, 2021, the Company used a portion of the proceeds from the Debt Facility to prepay in full and terminate the Credit Agreement dated as of March 14, 2019, as amended, by and among the Company and the Subsidiaries, collectively as borrowers, and Silicon Valley Bank, as Administrative Agent, Issuing Lender and Swingline Lender, and the several other lenders from time to time party thereto, as amended (the “Prior Credit Facility”). In connection with the termination of the Prior Credit Facility we paid prepayment premiums, rollover anniversary fees and exit fees totaling approximately $4.2 million.

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2021, the Company announced via press release its results for the fiscal second quarter ended June 30, 2021. A copy of the Company’s press release is hereby furnished to the Commission and incorporated herein by reference as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2021, the Company issued a press release announcing the Debt Facility. A copy of this press release is filed herewith as Exhibit 99.2.

The information in the press release attached as Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated and effective as of August 6, 2021 among Organogenesis Holdings Inc., as borrower, Organogenesis Inc. and Prime Merger Sub, LLC, as guarantors, and Silicon Valley Bank, as Administrative Agent, Lead Arranger, Bookrunner, Issuing Lender and Swingline Lender, and Silicon Valley Bank and the several other lenders from time to time party thereto, collectively as Lenders.

99.1	Press release dated August 9, 2021.

99.2	Press release dated August 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: August 9, 2021